Exhibit 99.1

Contact:	Thomas S. Elley
205-582-1200

FIRST US BANCSHARES, INC.

REPORTS THIRD QUARTER RESULTS

────────

Reports Increased Earnings and Continued Loan Growth

BIRMINGHAM, AL (October 30, 2017) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”) today reported net income of $635,000, or $0.10 per diluted share, for the quarter ended September 30, 2017, compared to $550,000, or $0.09 per diluted share, for the corresponding period of 2016. For the nine months ended September 30, 2017, the Company reported net income of $1.5 million, or $0.22 per diluted share, compared to $1.3 million, or $0.21 per diluted share, for the corresponding period of 2016. The improved results were achieved despite reductions in certain non-routine income sources for the nine months ended September 30, 2017 compared to the same period in 2016. These reductions, which totaled $679,000, included a decrease of $429,000 in gains on sale and prepayments of investment securities and the collection of a judgment on a nonaccrual asset, which resulted in $100,000 and $150,000 of interest income and non-interest income, respectively, that was recognized during the third quarter of 2016.

Financial Highlights

●

Interest Income – Interest and fees on loans increased by $736,000 during the nine months ended September 30, 2017, compared to the corresponding period of 2016. The increase resulted from increased average loan volume and was partially offset by a decrease of $157,000 in interest on investment securities as proceeds from the scheduled maturity of investments were redeployed into the loan portfolio.

●

Loan Growth – Net loans increased $15.3 million, or 6.3% on an annualized basis, during the nine months ended September 30, 2017. Growth in the Company’s banking subsidiary, First US Bank (the “Bank”), totaled $11.5 million during the nine months ended September 30, 2017, while the Company’s finance company subsidiary, Acceptance Loan Company, Inc. (“ALC”), grew its loan portfolio by $3.8 million. The third quarter represented the most significant growth quarter of the first nine months of 2017, with total growth in net loans of $7.5 million, or 9.1% on an annualized basis. Growth in net loans at the Bank totaled $6.2 million, while ALC’s growth totaled $1.3 million during the quarter.

●

Asset Quality Improvement – Non-performing assets, including loans in non-accrual status and other real estate owned (OREO), decreased to $5.8 million, or 0.94% of total assets, as of September 30, 2017, compared to $7.3 million, or 1.20% of total assets, as of December 31, 2016.

“We are pleased to report continued improvement in earnings during the third quarter of 2017,” stated James F. House, President and Chief Executive Officer of the Company. “The third quarter represents our strongest quarter to date this year from an earnings standpoint. We continue to realize earnings growth built through expansion of our loan portfolio and focus on expense control,” continued Mr. House.

Results of Operations

●

Pre-provision net interest income totaled $7.1 million in the third quarter of 2017, compared to $7.2 million in the third quarter of 2016. The decrease was due primarily to the collection of interest associated with the previously mentioned judgment filed on a nonaccrual asset totaling approximately $100,000 in 2016 that was not repeated in 2017. Average loans totaled $331.2 million during the third quarter of 2017, compared to $312.5 million during the third quarter of 2016. Net yield on interest-earning assets was 5.11% for the third quarter of 2017, compared to 5.20% during the third quarter of 2016. For the nine months ended September 30, 2017, pre-provision net interest income totaled $21.1 million, compared to $20.8 million during the same period of 2016. Average loans totaled $327.3 million and $283.0 million during the nine months ended September 30, 2017 and 2016, respectively. Net yield on interest-earning assets was 5.08% during the first nine months of 2017, compared to 5.16% during the first nine months of 2016.

First US Bancshares, Inc. Reports Third Quarter Results

October 30, 2017

●

The provision for loan losses was $373,000 for the third quarter of 2017, compared to $680,000 during the third quarter of 2016. The decrease resulted in large part from the resolution of an impaired loan relationship at the Bank during the third quarter of 2017. The resolution of this loan allowed the Bank’s reserve to be reduced by $130,000 during the quarter. For the nine months ended September 30, 2017, the provision for loan losses totaled $1.5 million, compared to $1.4 million for the nine months ended September 30, 2016. The Company’s allowance for loan losses as a percentage of loans was 1.40% as of September 30, 2017, compared to 1.48% as of December 31, 2016.

●

Non-interest income totaled $1.2 million in the third quarter of 2017, compared to $1.6 million in the third quarter of 2016. For the nine months ended September 30, 2017, non-interest income totaled $3.3 million, compared to $4.0 million for the first nine months of the previous year. The decrease in non-interest income in both the three- and nine-month periods of 2017 resulted from reductions in gains on the sale and prepayment of investment securities at the Bank, as well as reductions in credit insurance revenues and other ancillary revenues at ALC. Additionally, approximately $150,000 in settlement amounts associated with the previously mentioned judgment on a nonaccrual asset was recognized as other income during the third quarter of 2016 and not repeated in 2017.

●

Non-interest expense totaled $7.2 million in the third quarter of 2017, compared to $7.3 million in the third quarter of 2016. For the nine months ended September 30, 2017 and 2016, non-interest expense totaled $21.1 million and $21.7 million, respectively. The decrease in non-interest expense in both periods resulted primarily from reductions in regulatory assessments, insurance expense, occupancy and equipment expense, professional services fees and impairment charges associated with closed branches. These reductions were partially offset by increases in salaries and benefits expense, telephone and data communications expense and write-downs of OREO.

Balance Sheet Management

●

Net loans totaled $338.0 million as of September 30, 2017, compared to $322.8 million as of December 31, 2016. The increase in net loans included increases of $11.5 million and $3.8 million at the Bank and ALC, respectively. The growth in loan volume was funded primarily through cash flows generated from the scheduled maturity of investment securities. Investment securities totaled $185.8 million as of September 30, 2017, compared to $207.8 million as of December 31, 2016. Investment securities serve to both enhance interest income and provide an additional source of liquidity available to fund loan growth and capital expenditures. Management has structured the investment portfolio to provide cash flows through interest earned and the maturity or payoff of securities in the portfolio on a monthly basis. In the current environment, the Company expects cash flows from the investment portfolio to continue to serve as a significant source of liquidity available for the funding of future loan growth.

●

Premises and equipment increased by $7.9 million during the nine months ended September 30, 2017 due to capital expenditures associated with the construction of an office complex in the Birmingham, Alabama area. Initial construction of the office complex was completed during the third quarter, and the complex houses a new retail branch of the Bank that became operational during the same period. At the end of the third quarter, the Company and the Bank relocated their headquarters to the complex.

●

Liabilities increased to $535.7 million as of September 30, 2017, compared to $530.7 million as of December 31, 2016. The increase resulted from an increase in deposits of $10.8 million, partially offset by decreases in short-term borrowings and long-term debt totaling $4.5 million. Deposits generated through the Bank’s branch system are considered the Company’s primary funding source to meet short- and long-term liquidity needs. Deposit levels fluctuate throughout the year based on seasonality, as well as specific circumstances impacting deposit customers. In addition to deposits, significant external sources of liquidity are available to the Bank, including access to funding through federal funds lines, Federal Home Loan Bank advances and brokered deposits.

First US Bancshares, Inc. Reports Third Quarter Results

October 30, 2017

●

Shareholders’ equity increased to $78.9 million, or $12.98 per outstanding common share, as of September 30, 2017, compared to $76.2 million, or $12.62 per outstanding common share, as of December 31, 2016. The increase in shareholders’ equity resulted from continued growth in retained earnings and increases in other comprehensive income due to changes in the fair value of investment securities available-for-sale.

●

The Company declared a cash dividend of $0.02 per share on its common stock in the third quarter of 2017. This amount is consistent with the Company’s quarterly dividend declarations for the first and second quarters of 2017 and each quarter of 2016.

●

During the third quarter, the Bank continued to maintain capital ratios at higher levels than the ratios required to be considered a “well-capitalized” institution under applicable banking regulations. As of September 30, 2017, the Bank’s common equity Tier 1 capital and Tier 1 risk-based capital ratios were each 19.02%. Its total capital ratio was 20.24%, and its Tier 1 leverage ratio was 12.32%.

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama through First US Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to loan demand, growth and earnings potential, geographic expansion and the adequacy of the allowance for loan losses for the Company, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Bank’s and ALC’s service areas, the availability of quality loans in the Bank’s and ALC’s service areas, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

First US Bancshares, Inc. Reports Third Quarter Results

October 30, 2017

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – LINKED QUARTERS

(Dollars in Thousands, Except Per Share Data)

	Quarter Ended
	2017			2016
	September 30,	June 30,	March 31,	December 31,	September 30,

Results of Operations:
Interest income	$7,820	$7,683	$7,510	$7,721	$7,760
Interest expense	685	626	591	588	587
Net interest income	7,135	7,057	6,919	7,133	7,173
Provision for loan losses	373	576	515	1,814	680
Net interest income after provision for loan losses	6,762	6,481	6,404	5,319	6,493
Non-interest income	1,236	930	1,167	1,165	1,567
Non-interest expense	7,190	6,863	7,037	6,826	7,348
Income (loss) before income taxes	808	548	534	(342)	712
Provision for (benefit from) income taxes	173	132	130	(237)	162
Net income (loss)	$635	$416	$404	$(105)	$550
Per Share Data:
Basic net income (loss) per share	$0.10	$0.07	$0.07	$(0.02)	$0.09
Diluted net income (loss) per share	$0.10	$0.06	$0.06	$(0.02)	$0.09
Dividends declared	$0.02	$0.02	$0.02	$0.02	$0.02

Period-End Balance Sheet:
Total assets	$614,599	$616,218	$619,827	$606,892	$600,307
Loans, net of allowance for loan losses	338,026	330,526	317,677	322,772	317,121
Allowance for loan losses	4,808	4,905	4,879	4,856	3,668
Investment securities, net	185,802	200,831	213,497	207,814	209,566
Total deposits	508,385	509,245	509,078	497,556	493,828
Short-term borrowings	10,635	10,692	10,750	10,119	5,337
Long-term debt	10,000	10,000	15,000	15,000	15,000
Total shareholders’ equity	78,854	78,373	77,297	76,241	78,848

Key Ratios:
Return on average assets (annualized)	0.41%	0.27%	0.27%	(0.07% )	0.36%
Return on average equity (annualized)	3.21%	2.14%	2.12%	(0.53% )	2.78%
Loans to deposits	66.5%	64.9%	62.4%	64.9%	64.2%
Allowance for loan losses as % of loans	1.40%	1.46%	1.51%	1.48%	1.14%
Nonperforming assets as % of total assets	0.94%	1.01%	1.10%	1.20%	1.28%

First US Bancshares, Inc. Reports Third Quarter Results

October 30, 2017

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Data)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Cash and due from banks	$8,705	$7,018
Interest-bearing deposits in banks	23,849	16,512
Total cash and cash equivalents	32,554	23,530
Investment securities available-for-sale, at fair value	158,425	181,910
Investment securities held-to-maturity, at amortized cost	27,377	25,904
Federal Home Loan Bank stock, at cost	1,396	1,581
Loans, net of allowance for loan losses of $4,808 and $4,856, respectively	338,026	322,772
Premises and equipment, net	26,242	18,340
Cash surrender value of bank-owned life insurance	14,843	14,603
Accrued interest receivable	1,877	1,987
Other real estate owned	3,819	4,858
Other assets	10,040	11,407
Total assets	$614,599	$606,892

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$508,385	$497,556
Accrued interest expense	281	241
Other liabilities	6,444	7,735
Short-term borrowings	10,635	10,119
Long-term debt	10,000	15,000
Total liabilities	535,745	530,651

Shareholders’ equity:
Common stock, par value $0.01 per share, 10,000,000 shares authorized; 7,341,556 and 7,329,060 shares issued, respectively; 6,077,354 and 6,043,102 shares outstanding, respectively	73	73
Surplus	10,657	10,786
Accumulated other comprehensive income (loss), net of tax	25	(1,277)
Retained earnings	88,525	87,434
Less treasury stock: 1,264,202 and 1,285,958 shares at cost, respectively	(20,414)	(20,764)
Noncontrolling interest	(12)	(11)

Total shareholders’ equity	78,854	76,241

Total liabilities and shareholders’ equity	$614,599	$606,892

First US Bancshares, Inc. Reports Third Quarter Results

October 30, 2017

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)
Interest income:
Interest and fees on loans	$6,802	$6,773	$19,928	$19,192
Interest on investment securities	1,018	987	3,085	3,242
Total interest income	7,820	7,760	23,013	22,434

Interest expense:
Interest on deposits	617	532	1,713	1,568
Interest on borrowings	68	55	189	115
Total interest expense	685	587	1,902	1,683

Net interest income	7,135	7,173	21,111	20,751

Provision for loan losses	373	680	1,464	1,383

Net interest income after provision for loan losses	6,762	6,493	19,647	19,368

Non-interest income:
Service and other charges on deposit accounts	481	463	1,406	1,306
Credit insurance income	160	256	459	570
Net gain on sales and prepayments of investment securities	178	259	228	657
Other income, net	417	589	1,240	1,503
Total non-interest income	1,236	1,567	3,333	4,036

Non-interest expense:
Salaries and employee benefits	4,370	4,334	13,048	12,734
Net occupancy and equipment	806	830	2,276	2,381
Other real estate/foreclosure expense, net	244	124	461	370
Other expense	1,770	2,060	5,305	6,184
Total non-interest expense	7,190	7,348	21,090	21,669

Income before income taxes	808	712	1,890	1,735
Provision for income taxes	173	162	435	406
Net income	$635	$550	$1,455	$1,329
Basic net income per share	$0.10	$0.09	$0.24	$0.22
Diluted net income per share	$0.10	$0.09	$0.22	$0.21
Dividends per share	$0.02	$0.02	$0.06	$0.06